FIRST SUPPLEMENTAL INDENTURE

                  Dated as of  March 23, 1998

                            between

                     INGERSOLL-RAND COMPANY

                           AS ISSUER

                              and

                      THE BANK OF NEW YORK

                           AS TRUSTEE



                       TABLE OF CONTENTS

                                                                  Page

                      ARTICLE IDEFINITIONS                           1

SECTION 1.1.  Definition of Terms                                    1

                           ARTICLE II
GENERAL TERMS AND CONDITIONS OF THE DEBENTURES                       3

SECTION 2.1.  Designation and Principal Amount                       3
SECTION 2.2.  Maturity                                               3
SECTION 2.3.  Form and Payment                                       3
SECTION 2.4.  Global Debenture                                       3
SECTION 2.5.  Interest                                               4

                          ARTICLE III
REDEMPTION OF THE DEBENTURES                                         5

SECTION 3.1.  Tax Event Redemption                                   5
SECTION 3.2.  Redemption Procedure for Debentures                    5
SECTION 3.3.  No Sinking Fund                                        6
SECTION 3.4.  Option to Put Debentures upon a Failed Remarketing     6
SECTION 3.5.  Repurchase Procedure for Debentures                    6

                           ARTICLE IV
EXTENSION OF INTEREST PAYMENT PERIOD                                 6

SECTION 4.1.  Extension of Interest Payment Period                   6
SECTION 4.2.  Notice of Extension                                    7

                           ARTICLE V
EXPENSES                                                             8

SECTION 5.1.  Payment of Expenses                                    8
SECTION 5.2.  Payment Upon Resignation or Removal                    8

                           ARTICLE VI
NOTICE                                                               8

SECTION 6.1.  Notice by the Company                                  8

                          ARTICLE VII
FORM OF DEBENTURE                                                    9

SECTION 7.1.  Form of Debenture                                      9

                          ARTICLE VIII
ORIGINAL ISSUE OF DEBENTURES                                        17

SECTION 8.1.  Original Issue of Debentures                          17

                           ARTICLE IX
MISCELLANEOUS                                                       17

SECTION 9.1.  Ratification of Indenture                             17
SECTION 9.2.  Trustee Not Responsible for Recitals                  17
SECTION 9.3.  Governing Law                                         17
SECTION 9.4.  Separability                                          17
SECTION 9.5.  Counterparts.                                         17
SECTION 9.6.  Guarantee and Declaration                             18

                           ARTICLE X
REMARKETING                                                         18

SECTION 10.1.  Effectiveness of this Article.                       18
SECTION 10.2.  Remarketing Procedures.                              18


     FIRST SUPPLEMENTAL INDENTURE, dated as of March 23, 1998 (the "First Supplemental Indenture"), between INGERSOLL-RAND COMPANY, a corporation duly organized and existing under the laws of the State of New Jersey, (the "Company"), and The Bank of New York, as trustee (the "Trustee").

     WHEREAS, the Company executed and delivered the indenture dated as of March 23, 1998 (the "Base Indenture"), to the Trustee to provide for the future issuance of the Company's senior unsecured debentures, notes or other evidence of indebtedness (the "Securities"), to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture;

     WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 6.22% Debentures due May 16, 2003 (the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this First Supplemental Indenture (together, the "Indenture");

     WHEREAS, Ingersoll-Rand Financing I, a Delaware statutory business trust (the "Trust"), has offered to the public its 6.22% Capital Securities (the "Capital Securities"), representing, undivided beneficial ownership interests in the assets of the Trust, and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of its 6.22% Common Securities (the "Common Securities" and together with the Capital Securities, the "Trust Securities"), in the Debentures; and

     WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company and all acts and things necessary have been done and performed to make this First Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects:

     NOW THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                           ARTICLE I.

                          DEFINITIONS

SECTION I.1.   Definition of Terms.

     Unless the context otherwise requires:

     (a) a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

     (b)   a  term  defined  anywhere in this First  Supplemental
Indenture has the same meaning throughout;

     (c)  the singular includes the plural and vice versa;

     (d) headings are for convenience of reference only and do not affect interpretation;

     (e) the following terms have the meanings given to them in the Declaration: (i) Applicable Principal Amount; (ii)Authorized Newspaper; (iii) Business Day; (iv) Clearing Agency; (v) Delaware Trustee; (vi) DTC; (vii) FELINE PRIDES; (viii) Growth PRIDES;
(ix) Income PRIDES; (x) Institutional Trustee; (xi) Investment Company Event; (xii) Capital Security Certificate; (xiii) Pricing Agreement; (xiv) Purchase Agreement; (xv) Put Option (xvi) Quotation Agent; (xvii) Regular Trustees; (xviii) Redemption Amount, (xix) Reset Agent; (xx) Reset Announcement Date; (xxi) Reset Spread;(xxii) Tax Event; (xxiii) Tax Event Redemption Date;
(xxvi) Treasury Portfolio Purchase Price; (xxv) Treasury Portfolio; and (xxvi) Treasury Securities and (xxvii) Two-Year Benchmark Treasury.

      (f) the following terms have the meanings given to them in this Section 1.11(f):
     "Compounded  Interest" shall have the meaning set  forth  in
Section 4.1.

     "Coupon  Rate" shall have the meaning set forth  in  Section
2.5.

     "Custodial  Agent" means Chase Manhattan Bank, as  Custodial
Agent.

     "Debenture Repayment Price" shall have the meaning set forth in Section 3.4.

     "Declaration" means the Amended and Restated Declaration  of
Trust   of  Ingersoll-Rand  Financing  I,  a  Delaware  statutory
business trust, dated as of March 23, 1998.

     "Deferred  Interest"  shall have the meaning  set  forth  in
Section 4.1 hereof.

     "Dissolution Event" means that, as a result of the occurrence and continuation of a Tax Event, an Investment Company Event or otherwise, the Trust is to be dissolved in accordance with the Declaration, and, except in the case of a Tax Event Redemption, the Debentures held by the Institutional Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

     "Exchange Agent" means the Institutional Trustee.

     "Extended Interest Payment Period" shall have the meaning set forth in Section 4.1.

     "Failed  Remarketing" shall have the meaning  set  forth  in
Section 5.4(b) of the Purchase Contract Agreement.

     "Global  Debentures"  shall have the meaning  set  forth  in
Section 2.4.

     "Non Book-Entry Capital Securities" shall have the meaning set forth in Section 2.4 .

     "Pledge Agreement" means the Pledge Agreement dated as of March 23, 1998, among the Company, the Trust, Chase Manhattan
Bank, as collateral agent and The Bank of New York, as purchase contract agent.

     "Purchase Contract" shall have the meaning set forth in the Purchase Contract Agreement, dated as of March 23, 1998, between the Company and The Bank of New York, as purchase contract agent.

     "Purchase Contract Settlement Date" means May 16, 2001.

     "Remarketing  Agent"  means Merrill  Lynch  &  Co.,  Merrill
Lynch, Pierce, Fenner & Smith Incorporated.

     "Remarketing Agreement" means the Remarketing Agreement, dated as of March 23, 1998, among the Company, the Trust, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as remarketing agent and The Bank of New York, as purchase contract agent.

     "Remarketing Date" shall have the meaning set forth in the Remarketing Agreement.

                           ARTICLE II
         GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION II.1.  Designation and Principal Amount.

     There is hereby authorized a series of Securities designated the 6.22% Debentures (the "Debentures") due May 16, 2003,
limited in aggregate principal amount to $414,948,475, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Debentures pursuant to
Section 303 of the Base Indenture.

SECTION II.2.  Maturity.  The Maturity Date will be May 16, 2003.

SECTION II.3.  Form and Payment.

     Except as provided in Section 2.4, the Debentures shall be issued in fully registered certificated form without interest coupons, bearing identical terms. Principal and interest on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Institutional Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register.
Notwithstanding the foregoing, so long as the Holder of any Debentures is the Institutional Trustee, the payment of the principal of and interest (including Compounded Interest and expenses and taxes of the Trust set forth in Section 4.1 hereof, if any) on such Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

SECTION II.4.  Global Debenture.

     (a)  In connection with a Dissolution Event,

          (i) the Debentures in certificated form may be presented to the Trustee by the Institutional Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (a "Global Debenture"), to be registered in the name of the Clearing Agency, or its nominee, and delivered by the Institutional Trustee to the Clearing Agency for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Clearing Agency; and

          (ii) if any Capital Securities are held in non book-entry certificated form, the Debentures in certificated form may be presented to the Trustee by the Institutional Trustee and any Capital Security Certificate which represents Capital Securities other than Capital Securities held by the Clearing Agency or its nominee ("Non Book-Entry Capital Securities") will be deemed to represent beneficial interests in the Debentures presented to the Trustee by the Institutional Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Capital Securities until such Capital Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Capital Security Certificates will be cancelled and a Debenture, registered in the name of the holder of the Capital Security Certificate or the transferee of the holder of such Capital Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Capital Security Certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture to such holder. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Institutional Trustee to the Trustee will be deemed to have been cancelled.

     (b) Unless and until it is exchanged for the Debentures in registered form, a Global Debenture may be transferred, in whole but not in part, only to another nominee of the Clearing Agency, or to a successor Clearing Agency selected or approved by the Company or to a nominee of such successor Clearing Agency.

     (c) If at any time the Clearing Agency notifies the Company that it is unwilling or unable to continue as a Clearing Agency or if at any time the Clearing Agency for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Clearing Agency for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to Article III of the Indenture, the Trustee, upon written notice from the Company, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such
Global Debenture. In addition, the Company may at any time determine that the Debentures shall no longer be represented by a Global Debenture. In such event the Company will execute, and subject to Section 3.3 of the Base Indenture, the Trustee, upon receipt of an Officer's Certificate evidencing such determination by the Company, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be cancelled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Clearing Agency, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Clearing Agency for delivery to the Persons in whose names such Securities are so registered.

SECTION II.5.  Interest.

     (a) Each Debenture will bear interest initially at the rate of 6.22% per annum (the "Coupon Rate") from the original date of issuance until May 15, 2001, and at the Reset Rate thereafter until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate until May 15, 2001 and at the Reset Rate thereafter, compounded quarterly, payable (subject to the provisions of Article IV herein) quarterly in arrears on February 16, May 16, August 16 and November 16 of each year (each, an "Interest Payment Date") commencing on May
16, 1998, to the Person in whose name such Debenture or any predecessor Debenture is registered, at the close of business on the Regular Record Date for such interest installment, which, in respect of (i) Debentures of which the Institutional Trustee is the Holder and the Capital Securities are in book-entry only form or (ii) a Global Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if (i) the Debentures are held by the Institutional Trustee and the Capital Securities are no longer in book-entry only form or (ii) the Debentures are not represented by a Global Debenture, the Company may select a Regular Record Date for such interest installment which shall be more than one Business Day but less than 60 Business Days prior to an Interest Payment Date.

     (b) The Coupon Rate on the Debentures will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate (which Reset Rate will become effective on and after the Purchase Contract Settlement Date). On the tenth (10) Business Day immediately preceding the Purchase Contract Settlement Date, the Reset Announcement Date, the Reset Spread and the relevant Two-Year Benchmark Treasury will be announced by the Company. On the Business Day immediately following such Reset Announcement Date, the Holders of Debentures will be notified of such Reset Spread and Two-Year Benchmark Treasury by the Company. Such notice shall be sufficiently given to such Holders of Debentures if published in an Authorized Newspaper.

     (c) Not later than seven calendar days nor more than 15 calendar days immediately preceding the Reset Announcement Date, the Company will request that the Clearing Agency or its nominee (or any successor Clearing Agency or its nominee) or the Institutional Trustee, notify the Holders of Debentures of such Reset Announcement Date and the procedures to be followed by such holders of Debentures wishing to settle the related Purchase Contract with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date.

     (d) The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 90-day period. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

                          ARTICLE III
                  REDEMPTION OF THE DEBENTURES

SECTION III.1. Tax Event Redemption.

     If a Tax Event shall occur and be continuing, the Company may, at its option, redeem the Debentures in whole (but not in part) at any time at a Redemption Price per Debenture equal to the Redemption Amount plus accrued and unpaid interest thereon, including Compounded Interest and the expenses and taxes of the Trust set forth in Section 4.1 hereof, if any, to the date of such redemption (the "Tax Event Redemption Date"). If, following the occurrence of a Tax Event, the Company exercises its option to redeem the Debentures, then the proceeds of such redemption, if distributed to the Institutional Trustee as the sole Holder of such Debentures, will be applied by the Institutional Trustee to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Debentures so redeemed, at the Redemption Price. If, following the occurrence of a Tax Event prior to the Purchase Contract Settlement Date, the Company exercises its option to redeem the Debentures, the Company shall appoint the Quotation Agent to assemble the Treasury Portfolio in consultation with the Company. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Tax Event Redemption Date to each registered Holder of the Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the redemption date interest shall cease to accrue on such Debentures.

SECTION III.2.  Redemption Procedure for Debentures.

     Payment of the Redemption Price to each Holder of Debentures shall be made by the Paying Agent, no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds at such place and to such account as may be designated by each such Holder of Debentures, including the Institutional Trustee or the Collateral Agent, as the case may be. If the Trustee holds immediately available funds sufficient to pay the Redemption Price of the Debentures (or, if the Company is acting as Paying Agent or the Institutional Trustee has received the Redemption Price), then, on such Tax Event Redemption Date, such Debentures will cease to be outstanding and interest thereon will cease to accrue, whether or not such Debentures have been received by the Company, and all other rights of the Holder in respect of the Debentures shall terminate and lapse (other than the right to receive the Redemption Price upon delivery of such Debentures but without interest on such Redemption Price).

SECTION III.3. No Sinking Fund.

     The Debentures are not entitled to the benefit of any sinking fund.

SECTION   III.4.  Option  to  Put  Debentures   upon   a   Failed
Remarketing.

     If a Failed Remarketing (as described in Section 5.4(b) of the Purchase Contract Agreement and incorporated herein by reference) has occurred, each holder of Securities who holds such Securities on the day immediately following the Purchase Contract Settlement Date, shall, upon at least three Business Days' prior notice, have the right (the "Put Option") on the Business Day immediately following May 16, 2001, to require the Trust to distribute their pro rata share of Debentures to the Exchange Agent and to require the Exchange Agent to put such Debentures, on behalf of such holders on June 1, 2001 (the "Put Option Exercise Date") at a repayment price of $25 per Security plus an amount equal to the accrued and unpaid Distributions (including deferred distributions, if any) thereon to the date of payment (the "Debenture Repayment Price").

SECTION III.5. Repurchase Procedure for Debentures.

          (a) In order for the Debentures to be repurchased on the Put Option Exercise Date, the Company must receive on or prior to 5:00 p.m. New York City time on the third Business Day immediately preceding the Put Option Exercise Date, at the principal executive offices of Ingersoll-Rand Company in Woodcliff Lake, New Jersey, the Debentures to be repurchased with the form entitled "Option to Elect Repayment" on the reverse of or otherwise accompanying such Debentures duly completed. Any such notice received by the Trustee shall be irrevocable. All questions as to the validity, eligibility (including time of re ceipt) and acceptance of the Debentures for repayment shall be determined by the Company, whose determination shall be final and binding.
          (b) Payment of the Debenture Repayment Price to the Exchange Agent shall be made through the Trustee, subject to the Trustee's receipt of payment from the Company in accordance with the terms of the Indenture either through the Trustee or the Company acting as Paying Agent, no later than 12:00 noon, New York City time, on the Put Option Exercise Date, and to such ac count as may be designated by the Exchange Agent. If the Trustee holds immediately available funds sufficient to pay the Debenture Repayment Price of the Debentures presented for repayment (or, if the Company is acting as Paying Agent and the Institutional Trustee has received the Debenture Repayment Price), then, immediately prior to the close of business on the Business Day immediately preceding the Put Option Exercise Date, such Debentures will cease to be outstanding and interest thereon will cease to accrue, whether or not such Debentures have been received by the Company, and all other rights of the Holder in respect of the Debentures, including the Holder's right to require the Company to repay such Debentures, shall terminate and lapse (other than the right to receive the Debenture Repayment Price upon delivery of such Debentures but without interest on such Debenture Repayment Price). Neither the Trustee nor the Company will be required to register or cease to be registered the transfer of any Debenture for which repayment has been elect ed.

                           ARTICLE IV
              EXTENSION OF INTEREST PAYMENT PERIOD

SECTION IV.1.  Extension of Interest Payment Period.

     The Company shall have the right at any time, and from time to time, during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for a period not extending, in the aggregate, beyond the Maturity Date of the Debentures (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the rate of 6.22% until May 15, 2001, and at the Reset Rate thereafter compounded quarterly for each quarter of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Debentures, including any expenses and taxes of the Trust set forth in Section 5.1 hereof and Compounded Interest (together, "Deferred Interest") that shall be payable to the Holders of the Debentures in whose names the Debentures are registered in the Security Register on the first record date after the end of the Extended Interest Payment Period; provided, however, that during any such Extended Interest Payment Period, (a) the Company shall not declare or pay dividends on or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan or the declaration thereunder of a dividend of rights in the future), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank junior to the Debentures, and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee). Prior to the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such previous and further extensions thereof shall not extend beyond the Maturity Date of the Debentures. Upon the termination of any Extended Interest Payment Period and the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Company, at its option, may prepay on any Interest Payment Date all or any portion of the interest accrued during the then elapsed portion of an Extended Interest Payment Period.

SECTION IV.2.  Notice of Extension.

     (a) If the Institutional Trustee is the only registered Holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Regular Trustees, the Institutional Trustee and the Trustee of its selection of such Extended Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Capital Securities issued by the Trust, but in any event at least one Business Day before such record date.

     (b) If the Institutional Trustee is not the only Holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of the Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period at least 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Debentures.

                           ARTICLE V
                            EXPENSES

SECTION V.1.   Payment of Expenses.

     In connection with the offering, sale and issuance of the Debentures to the Institutional Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall:
(a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the underwriters payable pursuant to the Underwriting Agreement and the Pricing Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 607 of the Base Indenture;

     (b) pay all costs and expenses of the Trust including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Institutional Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets) to which the Trust might become subject;

     (c) be primarily liable for any indemnification obligations arising with respect to the Declaration; and

     (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

SECTION V.2.   Payment Upon Resignation or Removal.

     Upon termination of this First Supplemental Indenture or the Base Indenture or the removal or resignation of the Trustee, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Institutional Trustee, as the case may be, the Company shall pay to the Delaware Trustee or the Institutional Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation.

                           ARTICLE VI
                             NOTICE

SECTION VI.1.  Notice by the Company.

     The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article VI. Notwithstanding any of the provisions of the Base Indenture and this First Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of the Base Indenture; provided, however, that if the Trustee shall not have received the notice provided for in this Article VI at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

                          ARTICLE VII
                       FORM OF DEBENTURE

SECTION VII.1. Form of Debenture.

     The Debentures and the Trustee's  Certificate of
Authentication to be endorsed thereon are to be substantially in the following forms:

                  (FORM OF FACE OF DEBENTURE)

     [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT - THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE OR THE CLEARING AGENCY. THIS DEBENTURE IS EXCHANGEABLE FOR DEBENTURES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS DEBENTURE (OTHER THAN A TRANSFER OF THIS DEBENTURE AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE
CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.]

     UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY DEBENTURE ISSUED IS
REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No.__________________________________
$  __________________________________

                     INGERSOLL-RAND COMPANY
                         6.22% DEBENTURE
                        DUE May 16, 2003

     INGERSOLL-RAND COMPANY, a New Jersey corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to______________________________, the principal sum of _______________________________________________
($______________) on May 16, 2003 (such date is hereinafter referred to as the "Maturity Date"), and to pay interest on said principal sum from March 23, 1998, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on February 16, May 16, August 16 and November 16 of each year, commencing on May 16, 1998, initially at the rate of 6.22% per annum until May 15, 2001, and at the Reset Rate thereafter until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of 6.22% until May 15, 2001, and at the Reset Date thereafter, compounded quarterly. The interest rate will be reset on the third business day preceding May 16, 2001 to the Reset Rate (as determined by the Reset Agent). The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment which in the case of a Global Debenture shall be the close of business on the business day next preceding such Interest Payment Date; provided, however, if pursuant to the terms of the Indenture the Debentures are no longer represented by a Global Debenture, the Company may select such regular record date for such interest installment which shall be more than one Business Day but less than 60 Business Days prior to an Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holders at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holders entitled thereto. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Institutional Trustee or the Collateral Agent, the payment of the principal of (and premium, if any) and interest on this Debenture will be made at such place and to such account as may be designated in writing by the Institutional Trustee or the Collateral Agent.

     The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, senior and unsecured and will rank in right of payment on parity with all other senior unsecured obligations of the Company.

     This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated: March 23, 1998
                              INGERSOLL-RAND COMPANY

                              By: __________________________
                                       Name:
                                       Title:

                                     By: ____________________
                                       Name:
                                       Title:

Attest:

By: _________________________________________________________
 Name:
 Title:
                 CERTIFICATE OF AUTHENTICATION

This is one of the Debentures of the series of Debentures described in the within-mentioned Indenture.

Dated ______________________________________________________

The Bank of New York
 as Trustee

By ________________________________________________________
 Authorized Signatory


                 (FORM OF REVERSE OF DEBENTURE)

 This Debenture is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Securities"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of March 23, 1998 (the "Base Indenture"), duly executed and delivered between the Company and The Bank of New York, as Trustee (the "Trustee") (as supplemented by a First Supplemental Indenture, dated March 23, 1998), (the Base Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Securities is limited in aggregate principal amount as specified in said First Supplemental Indenture.

 If a Tax Event shall occur and be continuing, the Company may, at its option, redeem Debentures in whole (but not in part) at any time at a Redemption Price per Debenture equal to the Redemption Amount plus accrued and unpaid interest thereon, including Compounded Interest and expenses and taxes of the Trust (each as defined herein), if any, to the Tax Event Redemption Date. The Redemption Price shall be paid to each Holder of the Debenture by the Company, no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds, at such place and to such account as may be designated by each such Holder.

 The Debentures are not entitled to the benefit of any sinking fund.

 If a Failed Remarketing (as described in Section 5.4(b) of the Purchase Contract Agreement and incorporated herein by reference) has occurred, each holder of Securities who holds such Securities on the day immediately following The Purchase Contract Settlement Date, shall, upon at least three Business Days' prior notice, have the right (the "Put Option") on the Business Day immediately following May 16, 2001, to require the Trust to distribute their pro rata share of Debentures to the Exchange Agent and to require the Exchange Agent to put such Debentures, on behalf of such holders on June 1, 2001 (the "Put Option Exercise Date") at a repayment price of $25 per Security plus an amount equal to the accrued and unpaid Distributions (including deferred distributions, if any) thereon to the date of payment (the "Debenture Repayment Price").

 In order for the Debentures to be so repurchased, the Company must receive, on or prior to 5:00 p.m. New York City Time on the third Business Day immediately preceding the Put Option Exercise Date, at the principal executive offices of Ingersoll-Rand Company in Woodcliff Lake, New Jersey, the Debentures to be repurchased with the form entitled "Option to Elect Repayment" on the reverse of or otherwise accompanying such Debentures duly completed. Any such notice received by the Trustee shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Debentures for repayment shall be determined by the Company, whose determination shall be final and binding. The payment of the Debenture
Repayment Price in respect of such Debentures shall be made, either through the Trustee or the Company acting as Paying Agent, no later than 12:00 noon, New York City time, on the Put Option Exercise Date.

 In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of, among other things, adding any provisions to or changing or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying the rights of the Holders of the Debentures; provided, however, that, among other things, no such supplemental indenture shall (i) reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (subject to the Company's right to defer such payments in the manner set forth herein), or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Debentures of such series, to waive a Default or Event of Default with respect to such series, and its consequences, except a Default or Event of Default in the payment of the principal of or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange for or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

 No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

 So long as the Company is not in default in the payment of interest on the Debenture, the Company shall have the right at any time during the term of the Debentures from time to time to extend the interest payment period of such Debentures for a period not extending, in the aggregate, beyond the Maturity Date of the Debentures (an "Extended Interest Payment Period"). At the end of an Extended Interest Payment Period, the Company shall pay all interest then accrued and unpaid (together with the interest thereon at the rate of 6.22% until May 15, 2001 and at the Reset Rate thereafter to the extent that payment of such interest is enforceable under applicable law). In the event that the Company exercises this right, then (a) the Company shall not declare or pay dividends or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the
Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the  security  being converted or exchanged,  (iv)  dividends  or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or
(v) redemptions or purchases of any rights outstanding under a shareholder rights plan or the declaration thereunder of a dividend of rights in the future), (b) the Company shall not make any payment of interest, principal or premium, if any, or repay, repurchase or redeem any debt securities issued by the Company that rank junior to the Debentures, and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee). Prior to the termination of any such Extended Interest Payment Period, the Company may further extend the interest payment period; provided, that such Extended Interest Payment Period, together with all such previous and further extensions thereof, may not extend beyond the Maturity Date of the Debenture. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amount then due, the Company may commence a new Extended Interest Payment Period, subject to the above requirements.

 As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee in The City of New York and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

 Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any Paying Agent and the Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary.

 No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

 The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person or sell, assign, transfer or lease all or substantially all of its properties or assets. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

 The Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. This Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture. As provided in the Indenture and subject to certain limitations therein set forth, Debentures of this series so issued are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.
                   OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Company to repay $_____ principal amount of the within Debenture, pursuant to its terms, on the "Put Option Exercise Date," together with any interest thereon accrued but unpaid to the date of repayment, to the undersigned at:

(Please print or type name and address of the undersigned)

and  to  issue to the undersigned, pursuant to the terms  of  the
Debenture,  a  new  Debenture  or  Debentures  representing   the
remaining aggregate principal amount of this Debenture.

For this Option to Elect Repayment to be effective, this Debenture with the Option to Elect Repayment duly completed must be received by the Company at Ingersoll-Rand Company, Attn:
Corporate Secretary, 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07679, no later than 5:00 p.m. on June 1, 2001.

Dated:                  Signature:_______________________________
              Signature Guarantee:_______________________________

Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Debenture without alternation or enlargement or any change whatsoever.

                       SIGNATURE GUARANTEE
     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
                        ----------------
                           ASSIGNMENT

FOR  VALUE  RECEIVED, the undersigned assigns and transfers  this
Debenture to:
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
__________________________________________________________

(Insert assignee's social security or tax identification number)
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
__________________________________________________________

           (Insert address and zip code of assignee)
and irrevocably appoints
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
____________________________________________________________
agent to transfer this Debenture on the books of the Trust. The agent may substitute another to act for him or her.

Date: ____________________________________

                          Signature: _____________________________

                          Signature Guarantee: ___________________

(Sign exactly as your name appears on the other side of this Deb enture)

                       SIGNATURE GUARANTEE
     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                          ARTICLE VIII
                  ORIGINAL ISSUE OF DEBENTURES

SECTION VIII.1.     Original Issue of Debentures.

     Debentures in the aggregate principal amount of $414,948,475 may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman, its Vice Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.

      The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of the year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                           ARTICLE IX
                          MISCELLANEOUS

SECTION IX.1.  Ratification of Indenture.

     The Indenture as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION IX.2.  Trustee Not Responsible for Recitals.

     The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

SECTION IX.3.  Governing Law.

     This First Supplemental Indenture and each Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

SECTION IX.4.  Separability.

     In case any one or more of the provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental
Indenture  or  of  the  Debentures, but this  First  Supplemental
Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION IX.5.  Counterparts.

     This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION IX.6.  Guarantee and Declaration

     The Guarantee and the Declaration shall be deemed to be specifically described in this First Supplemental Indenture for purposes of clause (i) of the first proviso contained in Section
310(b) of the Trust Indenture Act.

                           ARTICLE X
                          REMARKETING

SECTION X.1.  Effectiveness of this Article.
          This  Article  Ten shall only become effective  upon  a
Dissolution  Event which occurs prior to the Remarketing  of  the
Capital  Securities  pursuant  to  this  Agreement.   Until  such
Dissolution Event, this Article Ten shall have no effect.

SECTION X.2.  Remarketing Procedures.

          (a) The Company shall request, not later than 15 nor more than 30 calendar days prior to the Remarketing Date that the Depositary notify the Holders of the Debentures and the holders of FELINE PRIDES of the Remarketing and of the procedures that must be followed if a Holder of Debentures wishes to exercise such Holder's rights with respect to the Put Option if there is a Failed Remarketing.

          (b) Not later than 5:00 P.M., New York City time, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, each Holder of the Debentures may elect to have Debentures held by such Holder remarketed. Under Section
5.4 of the Purchase Contract Agreement, Holders of Income PRIDES that do not give notice of their intention to make a Cash Settlement of their related Purchase Contracts in the manner specified in such Section shall be deemed to have consented to the tender for purchase of the Debentures comprising a component of such Income PRIDES. Holders of Debentures that are not a component of Income PRIDES shall give notice of their election to have such Securities remarketed to the Custodial Agent pursuant to the Pledge Agreement. Any such notice shall be irrevocable after 5:00 P.M., New York City time, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date and may not be conditioned upon the level at which the Reset Rate is established. Promptly after 5:30 P.M., New York City time, on such fifth Business Day, the Trustee, based on the notices received by it prior to such time (including notices from the Purchase Contract Agent as to Purchase Contracts as to which Cash Settlement has been elected), shall notify the Trust, the Company and the Remarketing Agent of the number of Debentures to be tendered for purchase.

          (c) If any Holder of Income PRIDES does not give a notice of intention to make a Cash Settlement or gives a notice of election to tender Debentures as described in Section 10.2(b), the Debentures of such Holder shall be deemed tendered, notwithstanding any failure by such Holder to deliver or properly deliver such Debentures to the Remarketing Agent for purchase.

          (d) The right of each Holder to have Debentures tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement, (ii) Debentures tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Debentures and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent.

          (e)   On  the  Remarketing Date, the Remarketing  Agent
shall use commercially reasonable efforts to remarket, at a price
equal   to  100%  of  the  aggregate  principal  amount  thereof,
Debentures tendered or deemed tendered for purchase.

          (f) If none of the Holders elect to have Debentures held by them remarketed, the Reset Rate shall be the rate determined by the Remarketing Agent, in its sole discretion, as the rate that would have been established had a remarketing been held on the Remarketing Date.

          (g)   If  the Remarketing Agent has determined that  it
will  be  able  to  remarket all Debentures  tendered  or  deemed tendered for purchase at a price of at least 100% of the aggregate principal amount thereof prior to 4:00 P.M., New York City time, on the Remarketing Date, the Remarketing Agent shall determine the Reset Rate, which shall be the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum) which the Remarketing Agent determines, in its sole judgment, to be the lowest rate per annum that will enable it to remarket all Debentures tendered or deemed tendered for remarketing.

          (h) If, by 4:00 P.M., New York City time, on the Remarketing Date, the Remarketing Agent is unable to remarket all Debentures tendered or deemed tendered for purchase, a Failed Remarketing shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Clearing Agency, the Trustee, the Company and the Collateral Agent.

          (i) By approximately 4:30 P.M., New York City time, on the Remarketing Date, provided that there has not been a Failed Remarketing, the Remarketing Agent shall advise, by telephone (i) the Clearing Agency, the Trustee, the Company and the Collateral Agent of the Reset Rate determined in the Remarketing and the number of Debentures sold in such remarketing, (ii) each purchaser (or the Depositary Participant thereof) of the Reset Rate and the number of Debentures such purchaser is to purchase and (iii) each purchaser to give instructions to its Clearing
Agency Participant to pay the purchase price on the Purchase Contract Settlement Date in same day funds against delivery of the Debentures purchased through the facilities of the Clearing Agency.

          (j) In accordance with the Clearing Agency's normal procedures, on the Purchase Contract Settlement Date, the transactions described above with respect to each Debenture tendered for purchase and sold in the remarketing shall be executed through the Clearing Agency, and the accounts of the respective Clearing Agency, Participants shall be debited and credited and such Debentures delivered by book entry as necessary to effect purchases and sales of such Debentures. The Clearing Agency shall make payment in accordance with its normal procedures.

          (k) If any holder selling Debentures in the remarketing fails to deliver such Debentures, the Participant of such selling holder and of any other person that was to have purchased Debentures in the remarketing may deliver to any such other person a number of Debentures that is less than the number of Debentures that otherwise was to be purchased by such person. In such event, the number of Debentures to be so delivered shall be determined by such Clearing Agency Participant, and delivery of such lesser number of Debentures shall constitute good delivery.

          (l) The Remarketing Agent is not obligated to purchase any Debentures that would otherwise remain unsold in a remarketing. Neither the Trust, any Trustee, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Debentures for remarketing.

          (m)   The tender and settlement procedures set in  this
Section 10.02, including provisions for payment by purchasers of Securities in the Remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein, to the extent required by the Clearing Agency or if the book-entry system is no longer available for the Debentures at the time of the remarketing, to facilitate the tendering and remarketing of Debentures in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth herein, modify the settlement procedures set forth herein in order to facilitate the settlement process.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the date or dates indicated in the acknowledgments and as of the day and year first above written.


                                   INGERSOLL-RAND COMPANY,
                                   as Issuer


                                   By:________________________
                                   Name:
                                   Title:



                                   By: _______________________
                                   Name:
                                   Title:


                                   THE BANK OF NEW YORK

                                   ___________________________
                                   ____________________
                                   as Trustee


                                   By: _______________________
                                   Name:
                                   Title: